 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2011

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition.

On April 28, 2011, Nash-Finch Company (“Nash Finch”) issued a press release announcing its results for the twelve weeks ended March 26, 2011.  The press release by which these results were announced is furnished herewith as Exhibit 99.1.

The press release (including the schedules attached thereto) includes six financial measures that are considered “non-GAAP” financial measures for purposes of the SEC’s Regulation G – Consolidated EBITDA, Total Leverage Ratio, Organic Revenue Growth, Consolidated EBITDA Margin, Trailing Four Quarter Free Cash Flow to Net Assets and Trailing Four Quarter Free Cash Flow to Net Assets Excluding Strategic Projects.  Each of these financial measures is defined in the press release and, as required by Regulation G, Nash Finch has disclosed in the press release information regarding the GAAP financial measures which are most directly comparable to each of these non-GAAP financial measures, and reconciling information between the GAAP and non-GAAP financial measures.  Relevant reconciling information is also provided on the “Investor Relations” portion of our website, under the caption “Presentations – Supplemental Financial Information.”

These non-GAAP financial measures are included in the press release because Nash Finch management believes that these measures provide useful information to investors because of their importance to the measurement of operating performance and is a metric used to determine payout of performance units pursuant to our Short-Term and Long-Term Incentive Plans.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.

Description

99.1

Press Release issued by the registrant, dated April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY

Date: April 28, 2011	By:	/s/ Robert B. Dimond
		Name:	Robert B. Dimond
		Title:	Executive Vice President and
Chief Financial Officer

NASH-FINCH COMPANY

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit No.

Description

         Method of Filing

99.1

Press Release, issued by the Registrant, dated April 28, 2011             Furnished herewith